EXHIBIT 23.3

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MANNING ELLIOTT
CHARTERED ACCOUNTANTS
11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" and to the use of our report dated February 3, 2005 included in the Registration Statement on Form SB-2 of Chilco River Holdings Inc. for the registration of shares of its common stock.

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 17, 2006